Exhibit 99.1

Tower Group, Inc. Reports Fourth Quarter and Annual 2010 Results

NEW YORK--(BUSINESS WIRE)--February 28, 2011--Tower Group, Inc. (NASDAQ: TWGP) today reported net income available to common shareholders of $38.5 million and diluted earnings per share of $0.92 for the fourth quarter 2010, as compared to $30.7 million, or $0.72 per share in the fourth quarter of 2009. For the full year, net income available to common shareholders was $118.0 million or $2.70 per diluted share compared to $109.3 million or $2.76 per diluted share in 2009.

Operating income(1) and operating earnings per share(1) were $35.2 million and $0.84 for the fourth quarter of 2010, respectively, as compared to $31.9 million and $0.74 per share in the fourth quarter of 2009. For the full year, operating income and operating earnings per share were $111.2 million and $2.55, respectively, as compared to $119.8 million or $3.03 per share in 2009. Operating income in the fourth quarter and full year 2009 included a $13.2 million or $0.31 per diluted share bargain purchase gain from the Specialty Underwriters’ Alliance, Inc. (SUA) transaction and the year 2010 included after-tax catastrophe storm losses of $12.0 million or $0.27 per diluted share.

Key Highlights (all percentage increases compare the fourth quarter and the full year 2010 results to the corresponding periods in 2009 except as noted otherwise):

--	Gross premiums written and produced(2) increased by 32.6% to $433.9 million in the fourth quarter and by 38.2% to $1.5 billion for the full year.
--	For the combined insurance segments, the net combined ratio was 91.7% in the fourth quarter of 2010 compared to 94.7% for the same period last year. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 91.9% for the fourth quarter of 2010.) For the full year the net combined ratio was 93.7% compared to 88.3% in 2009. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 93.5% for the full year 2010.)
-- In the fourth quarter 2010, the net loss ratio was 59.9% compared to 62.0% for the same period last year. For the full year, the net loss ratio was 60.7% compared to 55.6% in 2009.
-- In the fourth quarter 2010, the net expense ratio(3) was 31.8% compared to 32.7% for the same period last year. For the full year, the net expense ratio was 33.0% compared to 32.7% in 2009.
--	Net investment income increased by 40.2% to $29.7 million for the fourth quarter and by 41.7% to $106.1 million for the full year.
--	Book value per share of $26.22 at December 31, 2010 represents an increase of 12.3% since year end 2009.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, “During the fourth quarter, we achieved strong operating results driven primarily by a significant increase in premium volume resulting from the acquisition of the Personal Lines Division of OneBeacon Insurance Group (OBPL) and our continued expansion into specialty commercial business. Despite challenging market conditions, we continued to maintain underwriting and cost discipline as demonstrated by the 91.7% combined ratio for the quarter. For the full year, we were pleased with our ability to achieve strong operating results, especially in the second half of the year after experiencing catastrophe losses in the first quarter. As we move into 2011, we believe we will continue to be challenged by the competitive market conditions and lower returns on our investment portfolio. Despite the various external factors that affect our business, we believe we are well positioned to continue to profitably grow due to the strength of our business model and the strategies that we have developed to effectively navigate these market challenges.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Gross premiums written	$433,860	$327,232	$1,496,371	$1,070,716
Premiums produced by managing general agency	-	196	-	11,722
Net premiums written	384,667	205,459	1,314,064	886,189
Total commission and fee income	11,336	17,908	46,492	52,025
Net investment income	29,690	21,183	106,090	74,866
Net realized investment gains (losses)	5,860	(824)	13,483	1,501

Total revenues	419,763	271,459	1,458,734	983,103
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Gain on bargain purchase	-	13,186	-	13,186
Other income (expense)	-	-	(466)	(777)
Net income attributable to Tower Group, Inc.	38,515	30,748	117,951	109,330
Earnings per share—Basic	$0.93	$0.72	$2.71	$2.78
Earnings per share—Diluted	$0.92	$0.72	$2.70	$2.76
Return on average equity	14.3%	12.5%	11.0%	13.9%

Combined Commercial and Personal Segments
Net premiums earned	372,877	233,191	1,292,669	854,711
Net loss ratio	59.9%	62.0%	60.7%	55.6%
Net expense ratio	31.8%	32.7%	33.0%	32.7%

Commercial Insurance Segment
Net premiums earned	239,856	196,629	941,015	738,217
Net loss ratio	66.5%	61.3%	62.6%	55.1%
Net expense ratio	28.2%	31.0%	31.9%	31.5%

Personal Insurance Segment
Net premiums earned	133,021	36,562	351,654	116,494
Net loss ratio	48.1%	65.6%	55.4%	59.0%
Net expense ratio	38.3%	41.8%	35.9%	40.6%

Reconciliation of non-GAAP financial measures:
Net income attributable to Tower Group, Inc.	38,515	$30,748	$117,951	$109,330
Net realized gains (losses) on investments	5,860	(824)	13,483	1,501
Acquisition-related transaction costs (4)	(971)	(703)	(2,369)	(14,038)
Less: net realized gains (losses) on investments related to Reciprocals	(683)	-	(257)	-
Income tax	(854)	417	(4,121)	2,047
Operating income attributable to Tower Group, Inc.	$35,163	$31,858	$111,215	$119,820

Operating earnings per share—Basic	$0.85	$0.75	$2.56	$3.04
Operating earnings per share—Diluted	$0.84	$0.74	$2.55	$3.03
Operating return on average equity	13.1%	12.9%	10.3%	15.2%

Fourth Quarter 2010 Highlights

Gross premiums written increased to $433.9 million in the fourth quarter of 2010, which was 32.6% higher than in the fourth quarter of 2009. For the three months ended December 31, 2010, premium rates on renewed Commercial Insurance business excluding programs increased 1.0% and premium rates on renewed Personal Insurance business increased 5.2%, resulting in an overall premium rate increase on renewal business of 3.0%. During the same time period, our Commercial Insurance business renewal retention rate excluding programs was 78% and our Personal Insurance business renewal retention rate was 83%, resulting in an overall retention rate of 82%.

Total revenues increased 54.6% to $419.8 million in the fourth quarter of 2010 as compared to $271.5 million in the prior year's fourth quarter. The growth was primarily due to increased net premiums earned and net investment income resulting from the acquisitions of OBPL business in the third quarter of 2010 and of SUA in the fourth quarter of 2009. Net premiums earned represented 88.8% of total revenues for the three months ended December 31, 2010 compared to 85.9% for the same period in 2009.

Net investment income increased 40.2% to $29.7 million for the three months ended December 31, 2010 compared to $21.2 million for the same period in 2009. The tax equivalent book yield on our investment portfolio was 4.7% at December 31, 2010 compared to 5.5% at December 30, 2009. Net realized investment gains were $5.9 million for the quarter ended December 31, 2010 compared to a loss of $0.8 million in the same period last year. Credit-related other-than-temporary impairment losses for the three months ended December 31, 2010 were $0.4 million compared to $4.4 million for the same time period in 2009.

Total commission and fee income decreased 36.7% to $11.3 million in the fourth quarter of 2010 compared to $17.9 million in the fourth quarter of 2009. The decrease in the total commission and fee income was due to the run-off of a quota share treaty in 2009. Policy billing fees increased to $2.6 million in the fourth quarter of 2010 compared to $0.8 million for the same time period in 2009. The increase in policy billing fees was due to the acquisition of OBPL.

The net loss ratio was 59.9% for the three months ended December 31, 2010 compared to 62.0% for the same period in 2009. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 60.2% for the fourth quarter of 2010.)

Our net expense ratio was 31.8% for the three months ended December 31, 2010 compared to 32.7 % for the same period in 2009. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 31.7% for the fourth quarter of 2010.)

Interest expense increased by $3.7 million for the three months ended December 31, 2010, compared to the same period in 2009. Interest expense increased mainly due to the September 2010 convertible senior notes issuance, interest on withheld funds as well as interest on the bank credit facility, which was completed in May 2010.

Additional Highlights and Disclosures:

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on February 25, 2011 of $0.125 per share payable on March 28, 2011 to stockholders of record as of March 15, 2011.

2011 Guidance

Tower expects 2011 operating earnings per share to be in a range of $2.70 to $2.90.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity.

(2) Gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

(3) The gross and net underwriting expense ratios include fees paid by the Reciprocal Exchanges to Tower in excess of Tower's direct costs to service the management services agreements. These fees increased the gross and net expense ratios by 0.9% and 1.0%, respectively, for the year ended December 31, 2010.

(4) For the twelve month period ended December 31, 2010, $1.4 million of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call and webcast to discuss these results on Tuesday, March 1, 2011 at 8:30 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Tower has changed the presentation of its business results, beginning July 1, 2010, by allocating the personal insurance business previously reported in either the Brokerage Insurance or Specialty Business segments along with the newly acquired OneBeacon Personal Lines business to a new Personal Insurance segment and merged the commercial business previously reported in either the Brokerage Insurance or Specialty Business segments in a new Commercial Insurance segment.

Tower has retained its Insurance Services segment, which will include fees earned by management companies acquired as a part of the OBPL transaction. This change in presentation reflects the way management organizes the segments for making operating decisions and assessing profitability subsequent to the OBPL acquisition. This will result in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation. Following the change in presentation described above, Tower now operates three business segments:

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31
	2010	2009	Change(%)	2010	2009	Change(%)
Revenues
Premiums earned
Gross premiums earned	$434,963	$298,819	45.6%	$1,519,638	$1,046,260	45.2%
Less: ceded premiums earned	(62,086)	(65,628)	-5.4%	(226,969)	(191,549)	18.5%
Net premiums earned	372,877	233,191	59.9%	1,292,669	854,711	51.2%
Ceding commission revenue	8,511	16,263	-47.7%	38,068	43,937	-13.4%
Policy billing fees	2,579	774	233.2%	6,255	2,944	112.5%
Total revenues	383,967	250,228	53.4%	1,336,992	901,592	48.3%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	231,424	175,812	31.6%	884,420	566,762	56.0%
Less: ceded loss and loss adjustment expenses	(8,069)	(31,235)	-74.2%	(100,397)	(91,265)	10.0%
Net loss and loss adjustment expenses	223,355	144,577	54.5%	784,023	475,497	64.9%
Underwriting expenses
Direct commission expense	68,572	54,282	26.3%	266,096	202,858	31.2%
Other underwriting expenses	61,157	38,906	57.2%	204,682	123,468	65.8%
Total underwriting expenses	129,729	93,188	39.2%	470,778	326,326	44.3%
Underwriting profit	$30,883	$12,463	147.8%	$82,191	$99,769	-17.6%

Key Measures
Premiums written
Gross premiums written	$433,860	$327,232	32.6%	$1,496,371	$1,070,716	39.8%
Less: ceded premiums written	(49,193)	(121,773)	-59.6%	(182,307)	(184,527)	-1.2%
Net premiums written	$384,667	$205,459	87.2%	$1,314,064	$886,189	48.3%

Calendar Year Loss Ratios
Gross	53.2%	58.8%		58.2%	54.2%
Net	59.9%	62.0%		60.7%	55.6%
Underwriting Expense Ratios
Gross	29.2%	30.9%		30.6%	30.9%
Net	31.8%	32.7%		33.0%	32.7%
Combined Ratios
Gross	82.4%	89.7%		88.8%	85.1%
Net	91.7%	94.7%		93.7%	88.3%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Premiums earned
Gross premiums earned	$271,610	$249,963	$1,096,715	$887,420
Less: ceded premiums earned	(31,754)	(53,334)	(155,700)	(149,203)
Net premiums earned	239,856	196,629	941,015	738,217
Ceding commission revenue	4,189	15,535	31,998	39,355
Policy billing fees	732	580	2,742	2,215
Total revenues	244,777	212,744	975,755	779,787
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	164,633	148,617	675,051	486,894
Less: ceded loss and loss adjustment expenses	(5,206)	(28,024)	(85,729)	(80,166)
Net loss and loss adjustment expenses	159,427	120,593	589,322	406,728
Underwriting expenses
Direct commission expenses	38,050	45,827	191,351	174,105
Other underwriting expenses	34,532	31,147	143,504	99,641
Total underwriting expenses	72,582	76,974	334,855	273,746
Underwriting profit	$12,768	$15,177	$51,578	$99,313

Key Measures
Premiums written
Gross premiums written	$277,407	$269,722	$1,083,832	$884,676
Less: ceded premiums written	(7,662)	(110,840)	(96,572)	(153,814)
Net premiums written	$269,745	$158,882	$987,260	$730,862

Calendar Year Loss Ratios
Gross	60.6%	59.5%	61.6%	54.9%
Net	66.5%	61.3%	62.6%	55.1%
Underwriting Expense Ratios
Gross	26.5%	30.6%	30.3%	30.6%
Net	28.2%	31.0%	31.9%	31.5%
Combined Ratios
Gross	87.1%	90.0%	91.9%	85.5%
Net	94.7%	92.3%	94.5%	86.6%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended December 31,
	2010
		Reciprocal
	Tower	Exchanges	Total	2009
Revenues
Premiums earned
Gross premiums earned	$105,309	$58,044	$163,353	$48,856
Less: ceded premiums earned	(20,066)	(10,266)	(30,332)	(12,294)
Net premiums earned	85,243	47,778	133,021	36,562
Ceding commission revenue	3,297	1,025	4,322	728
Policy billing fees	1,698	149	1,847	194
Total revenues	90,238	48,952	139,190	37,484
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	38,918	27,873	66,791	27,194
Less: ceded loss and loss adjustment expenses	(2,542)	(321)	(2,863)	(3,212)
Net loss and loss adjustment expenses	36,376	27,552	63,928	23,982
Underwriting expenses
Direct commission expense	20,472	10,050	30,522	8,455
Other underwriting expenses	19,797	6,828	26,625	7,759
Total underwriting expenses	40,269	16,878	57,147	16,214
Underwriting profit	$13,593	$4,522	$18,115	$(2,712)

Key Measures
Premiums written
Gross premiums written	$85,873	$70,580	$156,453	$57,510
Less: ceded premiums written	(30,630)	(10,901)	(41,531)	(10,933)
Net premiums written	$55,243	$59,679	$114,922	$46,577

Calendar Year Loss Ratios
Gross	37.0%	48.0%	40.9%	55.7%
Net	42.7%	57.7%	48.1%	65.6%
Underwriting Expense Ratios
Gross	36.6%	28.8%	33.9%	32.8%
Net	41.4%	32.9%	38.3%	41.8%
Combined Ratios
Gross	73.6%	76.8%	74.8%	88.5%
Net	84.1%	90.6%	86.4%	107.4%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Year Ended December 31,
	2010
		Reciprocal
	Tower	Exchanges	Total	2009
Revenues
Premiums earned
Gross premiums earned	$308,925	$113,998	$422,923	$158,840
Less: ceded premiums earned	(51,062)	(20,207)	(71,269)	(42,346)
Net premiums earned	257,863	93,791	351,654	116,494
Ceding commission revenue	4,019	2,051	6,070	4,582
Policy billing fees	3,213	300	3,513	729
Total revenues	265,095	96,142	361,237	121,805
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	140,537	68,832	209,369	79,868
Less: ceded loss and loss adjustment expenses	(8,038)	(6,630)	(14,668)	(11,099)
Net loss and loss adjustment expenses	132,499	62,202	194,701	68,769
Underwriting expenses
Direct commission expense	56,392	18,353	74,745	28,753
Other underwriting expenses	49,814	11,364	61,178	23,827
Total underwriting expenses	106,206	29,717	135,923	52,580
Underwriting profit	$26,390	$4,223	$30,613	$456

Key Measures
Premiums written
Gross premiums written	$285,742	$126,797	$412,539	$186,040
Less: ceded premiums written	(62,112)	(23,623)	(85,735)	(30,713)
Net premiums written	$223,630	$103,174	$326,804	$155,327

Calendar Year Loss Ratios
Gross	45.5%	60.4%	49.5%	50.3%
Net	51.4%	66.3%	55.4%	59.0%
Underwriting Expense Ratios
Gross	33.3%	25.8%	31.3%	32.6%
Net	38.4%	29.2%	35.9%	40.6%
Combined Ratios
Gross	78.8%	86.2%	80.8%	82.9%
Net	89.8%	95.5%	91.3%	99.6%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue
Direct commission revenue from managing general agency	$(328)	$(430)	$(881)	$1,583
Management fee income	10,314	-	18,185	-
Reinsurance intermediary fees	888	770	2,269	1,488
Other revenue	(744)	532	350	2,073
Total revenue	10,130	872	19,923	5,144
Expenses
Direct commission expenses paid to producers	16	35	327	1,707
Other insurance services expenses	1,107	498	5,433	2,576
Total expenses	1,123	533	5,760	4,283
Insurance services pre-tax income	$9,007	$339	$14,163	$861

Premiums produced by TRM on behalf of issuing companies	$-	$196	$-	$11,722

Tower Group, Inc.
Consolidated Balance Sheets
	December 31,
($ in thousands, except par value and share amounts)	2010	2009
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,968,670 and $1,729,117)	$2,041,557	$1,783,596
Equity securities (cost of $91,218 and $78,051)	90,317	76,733
Short-term investments (cost of $1,560 and $36,500)	1,560	36,500
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $338,494)	341,054	-
Total investments	2,474,488	1,896,829
Cash and cash equivalents (includes $2,796 relating to Reciprocal Exchanges in 2010)	102,877	164,882
Investment income receivable	23,562	20,240
Premiums receivable (includes $53,953 relating to Reciprocal Exchanges in 2010)	387,584	308,075
Reinsurance recoverable on paid losses (includes $2,167 relating to Reciprocal Exchanges in 2010)	18,214	14,819
Reinsurance recoverable on unpaid losses (includes $15,092 relating to Reciprocal Exchanges in 2010)	282,682	199,687
Prepaid reinsurance premiums (includes $17,919 relating to Reciprocal Exchanges in 2010)	77,627	94,818
Deferred acquisition costs, net (includes $31,312 relating to Reciprocal Exchanges in 2010)	242,824	170,652
Deferred income taxes	-	41,757
Intangible assets (includes $5,504 relating to Reciprocal Exchanges in 2010)	123,820	53,350
Goodwill	250,103	244,690
Other assets (includes $5,808 relating to Reciprocal Exchanges in 2010)	230,405	103,153
Total assets	$4,214,186	$3,312,952
Liabilities
Loss and loss adjustment expenses (includes $175,023 relating to Reciprocal Exchanges in 2010)	$1,610,421	$1,131,989
Unearned premium (includes $123,949 relating to Reciprocal Exchanges in 2010)	872,026	658,940
Reinsurance balances payable (includes $3,402 relating to Reciprocal Exchanges in 2010)	35,037	89,080
Funds held under reinsurance agreements	93,153	13,737
Other liabilities (includes $9,384 relating to Reciprocal Exchanges in 2010)	84,989	133,647
Deferred income taxes (includes $3,668 relating to Reciprocal Exchanges in 2010)	25,169	-
Debt	374,266	235,058
Total liabilities	3,095,061	2,262,451
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 45,742,342 and
45,092,321 shares issued, and 41,485,678 and 44,984,953 shares outstanding)	457	451
Treasury stock (4,256,664 and 107,368 shares)	(91,779)	(1,995)
Paid-in-capital	763,064	751,878
Accumulated other comprehensive income	48,883	34,554
Retained earnings	367,013	265,613
Tower Group, Inc. stockholders' equity	1,087,638	1,050,501
Noncontrolling interests - Reciprocal Exchanges	31,487	-
Total stockholders' equity	1,119,125	1,050,501
Total liabilities and stockholders' equity	$4,214,186	$3,312,952
Refer to notes accompanying consolidated financial statements, as filed with the SEC.

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenues
Net premiums earned	$372,877	$233,192	$1,292,669	$854,711
Ceding commission revenue	8,511	16,263	38,068	43,937
Insurance services revenue	247	870	2,169	5,123
Policy billing fees	2,578	774	6,255	2,965
Net investment income	29,690	21,183	106,090	74,866
Net realized investment gains (losses):
Other-than-temporary impairments	(2,165)	(9,888)	(16,100)	(44,210)
Portion of loss recognized in other comprehensive income	1,789	5,444	11,909	20,722
Other net realized investment gains	6,236	3,620	17,674	24,989
Total net realized investment gains (losses)	5,860	(824)	13,483	1,501
Total revenues	419,763	271,458	1,458,734	983,103
Expenses
Loss and loss adjustment expenses	223,355	144,575	784,023	475,497
Direct and ceding commission expense	69,372	54,327	267,209	204,565
Other operating expenses	53,625	40,052	195,751	129,846
Acquisition-related transaction costs	971	703	2,369	14,038
Interest expense	8,307	4,625	24,594	18,122
Total expenses	355,630	244,282	1,273,946	842,068
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	-	-	-	(777)
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Gain on bargain purchase	-	13,186	-	13,186
Other	-	-	(466)	-
Income before income taxes	64,133	40,362	184,322	160,832
Income tax expense	22,461	9,614	62,400	51,502
Net income	$41,672	$30,748	$121,922	$109,330
Less: Net income attributable to Reciprocal Exchanges	3,157	-	3,971	-
Net income attributable to Tower Group, Inc.	$38,515	$30,748	$117,951	$109,330
Net income	$41,672	$30,748	$121,922	$109,330
Cumulative effect of adjustment resulting from adoption of
new accounting guidance	-	-	-	(2,497)
Gross unrealized investment holding gains (losses) arising during periods	(64,072)	(6,791)	34,869	108,879
Gross unrealized gain on interest rate swaps	3,223	-	3,223	-
Equity in net unrealized gains on investment in unconsolidated affiliate's
investment portfolio	-	-	-	3,124
Less: Reclassification adjustment for (gains) losses included in net income	(5,860)	824	(13,483)	(1,501)
Income tax benefit (expense) related to items of other comprehensive
income	23,348	(195)	(8,613)	(37,700)
Comprehensive income	$(1,689)	$24,586	$137,918	$179,635
Less: Comprehensive income (loss) attributable to Reciprocal Exchanges	(4,686)	-	1,665	-
Comprehensive income attributable to Tower Group, Inc.	$2,997	$24,586	$136,253	$179,635
Earnings per share attributable to Tower Group, Inc. stockholders:
Basic	$0.93	$0.72	$2.71	$2.78
Diluted	$0.92	$0.72	$2.70	$2.76
Weighted average common shares outstanding:
Basic	41,538	42,668	43,462	39,363
Diluted	41,715	42,901	43,648	39,581
Dividends declared and paid per common share	$0.125	$0.070	$0.390	$0.260
Refer to notes accompanying consolidated financial statements, as filed with the SEC.

CONTACT:
Tower Group, Inc.
Bill Hitselberger
Senior Vice President and Chief Financial Officer
212-655-2110
bhitselberger@twrgrp.com